(Blue Form)

                           OFFER TO PURCHASE FOR CASH
                   Up to 750,000 Shares of its Common Stock
                                       at
                     A Purchase Price Not Greater Than $8.00
                          Nor Less Than $6.00 Per Share
                                       of
                        Blonder Tongue Laboratories, Inc.


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   THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW
    YORK CITY TIME, ON TUESDAY, JUNE 15, 1999, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated May 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") setting forth an offer by Blonder Tongue Laboratories, Inc., a Delaware corporation (the "Company"), to purchase up to 750,000 shares of its common stock, par value $.001 per share ("Shares"), at prices not greater than $8.00 nor less than $6.00 per Share, net to the seller in cash, without interest thereon, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer.

     The Company will, upon the terms and subject to the conditions of the Offer, determine the lowest single per Share price (not greater than $8.00 nor less than $6.00 per Share), net to the seller in cash, without interest thereon (the "Purchase Price"), that will allow it to purchase 750,000 Shares (or such lesser number of Shares as are validly tendered and not properly withdrawn) pursuant to the Offer. The Company will pay the Purchase Price for all Shares validly tendered at prices at or below the Purchase Price and not properly withdrawn, upon the terms and subject to the conditions of the Offer, including the financing condition and proration and conditional tender provisions referred to below. Certificates representing Shares tendered at prices in excess of the Purchase Price and not properly withdrawn and Shares not purchased because of proration will be returned at the Company's expense. The Company reserves the right, in its sole discretion, to purchase more than 750,000 Shares pursuant to the Offer. See Section 1 of the Offer to Purchase.

     We are the holder of record of Shares held for your account. As such, a tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

     1. You may tender Shares at either (i) the price determined by "Dutch Auction" or (ii) the price determined by you (in increments of $.125), not greater than $8.00 nor less than $6.00 per Share, as indicated in the attached Instruction Form, net to you in cash, without interest thereon. You should mark the box entitled "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the "Dutch Auction" tender process. This could result in your receiving the minimum price of $6.00 per Share.

     2. The Offer is for a maximum of 750,000 Shares, constituting approximately 9% of the total Shares outstanding as of May 14, 1999. The Offer is conditioned upon the Company's having obtained sufficient financing to fund the Offer and pay all related taxes, fees and expenses. The Offer is subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

     3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, June 15, 1999, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

     4. As described in the Offer to Purchase, if at the expiration of the Offer, more than 750,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer) have been validly tendered at prices at or below the Purchase Price and not properly withdrawn, the Company will purchase Shares in the following order of priority:

          (i) all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date by any stockholder who owned beneficially as of the close of business on May 14, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's 401(k) plan) and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery;

          (ii) after purchase of all the foregoing Shares, all Shares conditionally tendered in accordance with Section 6 of the Offer to Purchase, for which the condition was satisfied, and all other shares tendered unconditionally, at prices or below the Purchase Price and not withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchase of fractional Shares); and

          (iii) if necessary, Shares conditionally tendered for which the condition was not satisfied, at or below the Purchase Price and not withdrawn prior to the Expiration Date, selected by random lot in accordance with Section 6 of the Offer to Purchase. See Section 1 of the Offer to Purchase for a discussion of proration.

     5. Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer to the Dealer Manager or the Depositary (each as defined in the Offer to Purchase). Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

     6. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

     7. If you owned beneficially as of the close of business on May 14, 1999, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's 401(k) plan) and you instruct us to tender at or below the Purchase Price on your behalf all such Shares prior to the Expiration Date and check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the other tendered Shares.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH STOCKHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. SEE SECTION 11 OF THE ENCLOSED OFFER TO PURCHASE FOR INFORMATION REGARDING THE INTENTIONS OF THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS WITH RESPECT TO TENDERING SHARES PURSUANT TO THE OFFER.

     If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date of the Offer.

     The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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


                                INSTRUCTION FORM

                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                      UP TO 750,000 SHARES OF COMMON STOCK
                 AT A PURCHASE PRICE NOT GREATER THAN $8.00 NOR
                            LESS THAN $6.00 PER SHARE
                                       OF
                        BLONDER TONGUE LABORATORIES, INC.


     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 17, 1999, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the Offer by Blonder Tongue Laboratories, Inc. (the "Company") to purchase up to 750,000 shares of its common stock, par value $0.001 per share ("Shares"), at prices not greater than $8.00 nor less than $6.00 per Share, net to the undersigned in cash, without interest thereon, specified by the undersigned, upon the terms and subject to the terms and conditions of the Offer.

     This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

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                                 SHARES TENDERED

/ / By checking this box, the undersigned hereby instructs us to tender the following number of Shares held by us for the account of the undersigned, at the Purchase Price per Share indicated in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered":

                               ........... Shares*

* The undersigned understands and agrees that all Shares held by us for the account of the undersigned will be tendered if the above box is checked and the space above is left blank.
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                                      -4-

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED

      CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS
                  CHECKED, THERE IS NO PROPER TENDER OF SHARES.

         IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE
          LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED MUST BE USED.

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             SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

/ / The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the "Dutch Auction" tender process. This action will result in receiving a price per Share of as low as $6.00 or as high as $8.00

                                     - OR -

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A stockholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered. The same Shares can not be tendered at more than one price.

               / /  $6.000      / /  $6.750      / /  $7.500
               / /  $6.125      / /  $6.875      / /  $7.625
               / /  $6.250      / /  $7.000      / /  $7.750
               / /  $6.375      / /  $7.125      / /  $7.875
               / /  $6.500      / /  $7.250      / /  $8.000
               / /  $6.625      / /  $7.375
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


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                                    ODD LOTS

/ / By checking this box, the undersigned represents that the undersigned owned beneficially, as of the close of business on May 14, 1999 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (not including any 401(k) Plan Shares held by such stockholder) and is tendering all of such Shares.
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                               CONDITIONAL TENDER

     A tendering stockholder may condition his or her tender of Shares upon the purchase by the Company of a specified minimum number of the Shares tendered hereby, all as described in the Offer to Purchase. Unless at least such minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering stockholder's responsibility to calculate such minimum number of Shares, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

     Minimum number of Shares that must be purchased, if any are purchased:

                               ........... Shares
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THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE
TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


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Number of Shares to be Tendered:         SIGN HERE


 ......... Shares*                        ......................................
                                                      Signature(s)

Dated: ............., 1999               Name .................................
                                                     (Please print)

                                         Address ..............................

                                         ......................................

                                         ......................................
                                           Social Security or Taxpayer ID No.

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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